UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 14, 2010

Aspen Insurance Holdings Limited
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	000000000
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Maxwell Roberts Building, 1 Church Street, Hamilton,		HM 11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	1 441 295 8201

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Aspen Insurance Holdings Limited (the "Company") announced a new organizational structure whereby it will manage its insurance and reinsurance businesses under two separate brands, Aspen Insurance and Aspen Reinsurance, to enhance and better serve its global customer base. As part of the organizational changes, Julian Cusack will assume the role of Group Chief Risk Officer. As a result of the decentralization of responsibilities, the chief operating officer position at the group level will not be filled and Mr. Cusack will no longer have such title. Although he will no longer have the title Chief Operating Officer, Mr. Cusack will still manage operational aspects including audit, actuarial, risk, risk capital, legal and compliance functions. Mr. Houghton will continue to lead the group management of finance, investment, human resources and informational technology functions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspen Insurance Holdings Limited

January 15, 2010	By:	/s/ Richard Houghton

Name: Richard Houghton
Title: Chief Financial Officer